Exhibit 10.17

AET
ADVANCED ENGINE TECHNOLOGIES

                          AGREEMENT FOR PERFORMANCE OF
                         TECHNOLOGY DEVELOPMENT SERVICES
                            BY INDEPENDENT CONTRACTOR

This Agreement for Performance of Technology Development Services by Independent Contractor (hereinafter "Agreement") is entered into this 10th day of June, 2004 by, among and between Advanced Engine Technologies, Inc., a Colorado corporation, with corporate offices located at 11150 W. Olympic Blvd., Suite 1050, Los Angeles, California 90064 ("AET"), on the one hand, and Danotek Motion Technologies, LLC, a ______________________ limited liability company, with corporate offices located at 7879 Jackson Road, Ann Arbor, Michigan 48103 (hereinafter "Contractor");

         WHEREAS, AET is the owner of and has exclusive rights to all manufacturing and intellectual property rights in, to and surrounding a revolutionary combustion engine know as the OX2 Engine ("OX2 Engine"), including but not limited to the following patents:

     1. Patent entitled "Advanced Engine Technology Pty Ltd. - Axial Piston Rotary Engine" issued in 1995:

     2. Patent entitled "Advanced Engine Technology Pty Ltd. - Improvements in Axial Piston Rotary Engine" issued in 1997: and

     3. All past, present and future improvements, modifications or changes to the OX2 Engine and/or the Patents.

The above referenced patents/intellectual property are hereinafter collectively referred to as the "OX2 Intellectual Property": and

         WHEREAS, Contractor has made a written proposal to AET to develop a 30kw permanent - magnet generator design adapted specifically to and for incorporation into the OX2 Engine, and to deliver a turnkey generator development, and in connection therewith, Contractor has submitted a written proposal to AET entitled "Proposal for the Development of 30kw Integrated Generator for OX2 Engine for Advanced Engine Technologies, Inc. - 11150 W. Olympic Blvd., Suite 1050, Los Angeles, California 90064-1817, revised April 12, 2004" (hereinafter "Danotek Proposal"), a copy of which is attached hereto and incorporated herein by this reference as Exhibit A; and

         WHEREAS, subject to the terms and conditions of this Agreement, and with the modifications noted on the copy of the Danotek Proposal attached hereto as Exhibit A, the parties are desirous of entering into the subject Agreement so as to allow Contractor to proceed with the Danotek Proposal with it being understood in this regard by the parties that AET shall own all developments, designs and other intellectual property rights created as a result of Contractor's performance under the Danotek Proposal, subject to Contractor retaining ownership of any intellectual property rights it owned or developed prior to the date of the Danotek Proposal (i.e. April 12, 2004);

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         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Term of Contract. This Agreement will become effective on the date hereby written and will continue in effect until the Danotek Proposal is successfully completed by Contractor, and accepted by AET.

     2. Services and Products. The services to be rendered and products to be delivered by Contractor under this Agreement are as set forth and described in the attached Danotek Proposal ("Services and Products").

     3. Payment. The amount to be paid by AET to Contractor for the Services and Products to be rendered and delivered to AET under the Danotek Proposal is the total sum of three hundred twenty-five thousand dollars (U.S. $325,000.00). Payments shall be made by AET to Contractor in accordance with the progress payment schedule set forth in the Damotek Proposal under the heading "Budget and Costs". The sum of ninety-seven thousand five hundred dollars (U.S. $97,500.00) shall be paid by AET to Contractor upon execution of this Agreement, and acceptance by AET of Contractor's purchase order.

     4. Intellectual Property. Contractor acknowledges that AET is the owner of and has exclusive rights to the OX2 Intellectual Property, including but not limited to the OX2 Engine, and, further, that AET shall own and have exclusive rights to all developments, designs, products and other intellectual property rights created as a result of Contractor's performance under the Danotek Proposal. Contractor shall retain ownership of any intellectual property rights it owned or developed prior to the date of the Danotek Proposal (i.e. April 12, 2004).

     5. Reporting/Accountability. Contractor agrees that it, its employees, representatives, agents and assigns shall report, and be accountable to AET for all services and products to be provided hereunder.

     6. Workers' Compensation/Indemnification. Contractor agrees to provide Workers' Compensation insurance for Contractor's own employees, agents and representatives, if any, and agrees to hold harmless and indemnify AET from any and all claims arising out of any injury, disability or death of any of Contractor's said employees, agents or representatives.

     7. Indemnification. Contractor agrees to indemnify and hold AET, its Officers, Directors, attorneys, agents, shareholders and employees harmless in connection with any claim or action which arises in, from or out of Contractor's performance or non-performance of this Agreement.

     8. Notices. Any notices to be given by either party to the other shall be in writing and shall be transmitted by facsimile and by registered, certified mail or sent via express mail, postage prepaid to the parties as follows. Unless changed by written notice, mailed or faxed to either party, and such notice shall be deemed received by the other party one day after the date of transmission by facsimile:

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          To AET:
          Advanced Engine Technologies, Inc.
          Attn:  M. Neil Cummings, Esq.
          11150 W. Olympic Blvd., Suite 1050
          Los Angeles, CA 90064-1817
          (310) 914-9599 Phone
          (310) 914-1853 Fax

          To Contractor:
          Danotek Motion Technologies, Inc.
          Attn:  Daniel Gizaw, Engineering/President
          7879 Jackson Road
          Ann Arbor, MI 48103
          (734) 426-5976 Phone
          (734) 424-1202 Fax

     9. No Partnership, Joint Venture, Agency or Employment Relationship. Nothing contained in this Agreement places the parties in a relationship of partners or joint venture members. Contractor is neither an agent nor an employee of AET. AET has no proprietary interest in Contractor and has no interest in the business of Contractor, except to the extent set forth in this Agreement.

     10. No Assignment by Contractor. This Agreement and all rights and duties hereunder are personal to Contractor, and such rights must not be sublicensed, assigned or transferred, mortgaged or otherwise encumbered by Contractor or by operation of law without the prior written consent of AET. AET may, at its selection, assign this Agreement or any of the rights hereunder.

     11. Governing Law. This Agreement is entered into, and must be enforced, interpreted and construed in accordance with the laws of the State of California, United States of America.

     12. Venues and Jurisdiction. Contractor consents to, designates and submits to the venue and jurisdiction of any state or federal court located in the State of California, Los Angeles County. Contractor must not raise objections on the basis of personal jurisdiction or venue and Contractor waives all rights to have any action based on the terms and conditions contained in this Agreement brought or maintained elsewhere.

     13. Modification. This Agreement may be modified or amended only by the written mutual agreement of the parties. The waiver of any provision, obligation or default of Contractor by AET under this Agreement does not constitute a waiver by Contractor as to the remaining provisions of this Agreement.

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     14.  Entire Agreement. This is the entire Agreement of the parties, and supersedes any and all prior writing, or verbal or written communications of any kind.

         NOW, THEREFORE, by their signatures below, the parties reach this Agreement as of the date first above written.

         ADVANCED ENGINE TECHNOLOGIES, INC.
         Dated: August 13, 2004

         /s/  John Luft
              ---------------------------------
         By:  John Luft
              ---------------------------------
         Its: Chief Operating Officer
              ---------------------------------


         DANOTEK MOTION TECHNOLOGIES, LLC
         Dated: August 13, 2004

         /s/  Daniel Gizaw
              ---------------------------------
         By:  Daniel Gizaw
              ---------------------------------
         Its: President